Exhibit h(2)(d)

Schedule A
Administration and Shareholder Services Agreement

PF AIM Blue Chip Fund
PF AIM Aggressive Growth Fund
PF Goldman Sachs Short Duration Bond Fund
PF INVESCO Health Sciences Fund
PF INVESCO Technology Fund
PF Janus Growth LT Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund (formerly called Global Growth)
PF PIMCO Inflation Managed Fund
PF PIMCO Managed Bond Fund
PF Pacific Life Money Market Fund
PF Putnam Equity Income Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund (formerly called Strategic Value)
PF Van Kampen Mid-Cap Growth Fund
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund

     Effective: December 31, 2003

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS

By:	/s/ GLENN S. SCHAFER

Name:	Glenn S. Schafer
Title:	President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ GLENN S. SCHAFER

Name:	Glenn S. Schafer
Title:	President

By:	/s/ AUDREY L. MILFS

Name:	Audrey L. Milfs
Title:	Vice President & Secretary